As filed with the Securities and Exchange Commission on May 27, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RXi PHARMACEUTICALS CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	2834	45-3215903
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

257 Simarano Drive, Suite 101

Marlborough, Massachusetts 01752

(508) 767-3861

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Geert Cauwenbergh, Dr. Med. Sc.

President

RXi Pharmaceuticals Corporation

257 Simarano Drive, Suite 101

Marlborough, Massachusetts 01752

(508) 767-3861

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ryan A. Murr

Christina Greenberg

Gibson, Dunn & Crutcher LLP

555 Mission Street, Suite 3000

San Francisco, CA 94105

Telephone: (415) 393-8373

Facsimile: (415) 374-8430

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-203389

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Proposed maximum aggregate offering price	Amount of registration fee(2)
Units, each unit consisting of:
(i) Common Stock, par value $0.0001 per share
(ii) Overallotment Purchase Rights(3)	—	—
(iii) Common Stock Warrants(3)	—	—
Shares of common stock issuable upon exercise of the Overallotment Purchase Rights
Shares of common stock issuable upon exercise of the Common Stock Warrants
Total	$3,106,250.00	$360.95

(1)	There is being registered hereunder 3,500,000 shares of common stock, overallotment purchase rights, common stock warrants and 3,500,000 shares of common stock underlying the overallotment purchase rights and warrants, with total offering proceeds not to exceed $3,106,250.00, which may include the proceeds from sales of shares issued hereunder, as well as proceeds from any exercise of the overallotment purchase rights and warrants that may be offered and sold pursuant to the prospectus to which this registration statement relates.
(2)	Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.
(3)	No separate fee is required pursuant to Rule 457(g) under the Securities Act of 1933, as amended.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 is being filed with respect to the registration of additional securities of RXi Pharmaceuticals Corporation, a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement includes the registration statement facing page, this page, the signature pages, an exhibit index, an opinion of counsel regarding the legality of the securities being registered and a related consent and accountant’s consent. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-203389), initially filed by the Registrant on April 13, 2015, as amended, and declared effective by the Securities and Exchange Commission on May 27, 2015. The Registrant is filing this Registration Statement for the sole purpose of increasing the proposed maximum aggregate offering price of such offering by $3,106,250.00. Pursuant to Rule 462(b), the contents of the Registration Statement on Form S-1 (Registration No. 333-203389), including the exhibits and the power of attorney thereto, are incorporated by reference into this Registration Statement.

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PART II

Information Not Required in Prospectus

ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

See the Exhibit Index set forth on page II-3 to this Registration Statement, which is incorporated herein by reference.

II-1

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Marlborough, Massachusetts, on May 27, 2015.

RXi PHARMACEUTICALS CORPORATION

By:	/s/ Geert Cauwenbergh
Geert Cauwenbergh, Dr. Med. Sc.
President, Chief Executive Officer and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Geert Cauwenbergh	President, Chief Executive Officer, Chief Financial Officer and Director (Principal Executive Officer and Principal Financial Officer)	May 27, 2015
Geert Cauwenbergh, Dr. Med. Sc.

/s/ Caitlin Kontulis	Controller and Secretary	May 27, 2015
Caitlin Kontulis	(Principal Accounting Officer)

*	Director	May 27, 2015
Keith L. Brownlie

*	Director	May 27, 2015
Robert J. Bitterman

*	Director	May 27, 2015
H. Paul Dorman

*	Director	May 27, 2015
Curtis A. Lockshin, Ph.D.

* By: /s/ Geert Cauwenbergh

Geert Cauwenbergh, Dr. Med. Sc., Attorney-in-Fact

May 27, 2015

II-2

EXHIBIT INDEX

All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1 (Registration No. 333-203389) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith:

Exhibit Number	Description

5.1	Opinion of Gibson, Dunn & Crutcher LLP regarding the securities being registered*

23.1	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm*

23.2	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (incorporated by reference to the Registration Statement on Form S-1 of the Registrant, Registration No. 333-203389)

*	Filed herewith.

II-3